Exhibit 99.1

CCC Intelligent Solutions Holdings Inc. Announces Second Quarter 2026 Financial Results

July 30, 2026 – CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) (NASDAQ: CCC), a leading SaaS and AI platform provider for the multi-trillion-dollar insurance economy, today announced its financial results for the three months ended June 30, 2026.

“CCC delivered another quarter of solid execution, with second quarter revenue growth of 10% and adjusted EBITDA margin of approximately 40%. Our performance reinforces our vision for CCC to be the connective layer for the insurance economy – a network that helps every participant act, not just record,” said Githesh Ramamurthy, Chairman & CEO of CCC.

We continue to see customers deploy AI operationally and at scale to solve real business problems. As adoption expands across our platform, it reinforces the value of our data, workflows, ecosystem connectivity, and guidance capabilities,” continued Ramamurthy. “As the insurance economy becomes increasingly complex, customers are turning to CCC to help connect participants, make better decisions, and improve outcomes across the claims lifecycle. This dynamic is strengthening customer relationships, expanding the role we play across the ecosystem, and increasing our confidence in the long-term growth opportunity.”

Second Quarter 2026 Financial Highlights

Revenue

•
Total revenue was $285.9 million for the second quarter of 2026, an increase of 9.8% from $260.5 million for the second quarter of 2025.

Profitability

•
GAAP gross profit was $210.6 million, representing a gross margin of 74%, for the second quarter of 2026, compared with $194.0 million, representing a gross margin of 74%, for the second quarter of 2025. Adjusted gross profit was $217.3 million, representing an adjusted gross profit margin of 76%, for the second quarter of 2026, compared with $202.5 million, representing an adjusted gross profit margin of 78%, for the second quarter of 2025.
•
GAAP operating income was $47.6 million for the second quarter of 2026, compared with GAAP operating income of $24.5 million for the second quarter of 2025. Adjusted operating income was $101.6 million for the second quarter of 2026, compared with adjusted operating income of $94.2 million for the second quarter of 2025.
•
GAAP net income was $20.8 million for the second quarter of 2026, compared with GAAP net income of $13.0 million for the second quarter of 2025. Adjusted net income was $61.3 million for the second quarter of 2026, compared with $58.9 million for the second quarter of 2025.
•
Adjusted EBITDA was $115.5 million for the second quarter of 2026, up 6.8% compared with adjusted EBITDA of $108.1 million for the second quarter of 2025.

Liquidity

•
CCC had $115.9 million in cash and cash equivalents and $1.27 billion of total debt as of June 30, 2026. The Company generated $101.6 million in cash from operating activities and had free cash flow of $82.4 million for the second quarter of 2026, compared with $43.1 million in cash generated from operating activities and free cash flow of $27.4 million for the second quarter of 2025.

2nd Quarter and Recent Business Highlights

•
Large insurers continue to operationalize AI-enabled workflows. During the quarter, two top-five insurers (based on 2025 direct premium written) expanded their adoption of CCC’s AI-based claims routing solution, underscoring growing demand for AI-powered claims routing and early total-loss identification capabilities. These wins provide further evidence of the meaningful operational and financial benefits the solution can deliver, helping insurers identify total losses sooner, improve repair facility capacity utilization, and accelerate resolution for policyholders
•
Leading insurer adopts AI-enabled subrogation solution. During the quarter, a top-five insurer (based on 2025 direct premium written) adopted CCC’s AI-based subrogation solution, becoming the largest carrier to do so to date and rapidly scaling deployment under a multi-year agreement. The win reflects growing demand for AI-enabled automation in complex, high-value claims workflows where accuracy and consistency are critical.
•
Leading MSO contract renewal and expansion. One of the nation’s largest multi-store operators (MSOs) renewed and expanded its multi-year relationship with CCC during the second quarter. The customer is also a leading adopter of

Mobile Jumpstart, CCC's AI-powered estimating solution for repair facilities, using the platform to initiate 98% of its repair estimates. Broader adoption of AI-enabled workflows across the repair industry was reflected in two additional large MSOs that expanded their use of Mobile Jumpstart, driving double-digit increases in both participating repair facilities and estimates initiated through the platform.

Business Outlook

Based on information as of today, July 30, 2026, the Company is issuing the following financial guidance:

	Third Quarter 2026	Full Year 2026
Revenue	$289.5 million to $291.5 million	$1.158 billion to $1.164 billion
Adjusted EBITDA	$118.0 million to $120.0 million	$485.0 million to $491.0 million

Conference Call Information

CCC will host a conference call today, July 30, at 8:00 a.m. (Eastern Time) to discuss the Company’s financial results and financial guidance. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at https://ir.cccis.com, and a replay will be archived on the website as well.

About CCC Intelligent Solutions

CCC Intelligent Solutions Inc. (CCC), a subsidiary of CCC Intelligent Solutions Holdings Inc. (NASDAQ: CCC), is a leading SaaS and AI platform provider for the multi-trillion-dollar insurance economy, creating intelligent experiences for insurers, repairers, automakers, part suppliers, and more. The CCC Intelligent Experience (IX) Cloud™ platform, powered by proven AI and an innovative event-based architecture, connects more than 35,000 businesses to power customized applications and platforms for optimal outcomes and personalized experiences that just work. Through purposeful innovation and the strength of its connections, CCC technologies empower the people and industry relied upon to keep lives moving forward when it matters most. Learn more about CCC at www.cccis.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, future events, goals, plans and projections regarding the Company’s financial position, results of operations, market position, product development and business strategy. Such differences may be material. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, our revenues, the concentration of our customers and the ability to retain our current customers; our ability to negotiate with our customers on favorable terms; our ability to maintain and grow our brand and reputation cost-effectively; the execution of our growth strategy; the impact of factors outside our control including public health outbreaks, natural catastrophes, war and terrorism; our projected financial information, growth rate and market opportunity; the health of our industry, claim volumes, and market conditions; changes in the insurance and automotive collision industries, including the adoption of new technologies; global economic conditions and geopolitical events; competition in our market and our ability to retain and grow market share; our ability to develop, introduce and market new enhanced versions of our solutions; our sales and implementation cycles; the ability of our research and development efforts to create significant new revenue streams; changes in applicable laws or regulations; changes in international economic, political, social and governmental conditions and policies, including corruption risks in China and other countries; our reliance on third-party data, technology and intellectual property; our ability to protect our intellectual property; our ability to keep our data and information systems secure from data security breaches; changes in our customers’ or the public’s perceptions regarding the use of artificial intelligence; our ability to acquire or invest in companies or pursue business partnerships; our ability to raise financing in the future and improve our capital structure; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our ability to expand or maintain our existing customer base; our ability to service our indebtedness; and other risks and uncertainties, including those included under the header “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”), which can be obtained, without charge, at the SEC’s website (www.sec.gov), and in our other filings with the SEC. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including, but not limited to, “adjusted EBITDA,” “adjusted EBITDA margin,” “adjusted net income,” “adjusted operating income,” “adjusted gross profit,” “adjusted gross profit margin,” “adjusted operating expenses,” and “free cash flow” in each case presented on a non-GAAP basis, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s calculation of these non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.

This press release also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included for these projections.

Investor Contact:

Bill Warmington

VP, Investor Relations, CCC Intelligent Solutions Inc.

312-229-2355

IR@cccis.com

Media Contact:

Michelle Hellyar

Senior Director, Public Relations, CCC Intelligent Solutions Inc.

mhellyar@cccis.com

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$115,857	$111,192
Accounts receivable—Net of allowances of $3,702 and $3,773 as of June 30, 2026 and December 31, 2025, respectively	141,129	137,056
Income taxes receivable	17,134	33,274
Deferred contract costs	23,228	24,923
Other current assets	33,272	28,653
Total current assets	330,620	335,098
SOFTWARE, EQUIPMENT, AND PROPERTY—Net	171,905	166,796
OPERATING LEASE ASSETS	34,954	36,047
INTANGIBLE ASSETS—Net	964,898	1,010,658
GOODWILL	1,955,551	1,955,551
DEFERRED FINANCING FEES, REVOLVER—Net	1,184	1,368
DEFERRED CONTRACT COSTS	22,998	22,479
EQUITY METHOD INVESTMENT	10,228	10,228
OTHER ASSETS	39,590	35,207
TOTAL	$3,531,928	$3,573,432
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$20,163	$30,954
Accrued expenses	75,304	80,897
Current portion of long-term debt	13,033	13,033
Current portion of long-term licensing agreement—Net	3,576	3,466
Operating lease liabilities	6,411	7,785
Deferred revenues	66,952	72,793
Note payable to minority investor	26,741	25,197
Total current liabilities	212,180	234,125
LONG-TERM DEBT—Net	1,259,345	1,264,941
DEFERRED INCOME TAXES—Net	206,775	199,311
LONG-TERM LICENSING AGREEMENT—Net	19,153	20,968
OPERATING LEASE LIABILITIES	50,948	51,467
OTHER LIABILITIES	10,979	15,610
Total liabilities	1,759,380	1,786,422
COMMITMENTS AND CONTINGENCIES (Notes 19 and 20)
STOCKHOLDERS’ EQUITY:
Preferred stock—$0.0001 par; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—$0.0001 par; 5,000,000,000 shares authorized; 587,843,605 and 605,449,050 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	58	60
Additional paid-in capital	3,532,901	3,483,031
Accumulated deficit	(1,759,481)	(1,695,057)
Accumulated other comprehensive loss	(930)	(1,024)
Total stockholders’ equity	1,772,548	1,787,010
TOTAL	$3,531,928	$3,573,432

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
REVENUES	$285,931	$260,451	$567,205	$512,016
COST OF REVENUES
Cost of revenues, exclusive of amortization of acquired technologies	70,925	62,067	138,952	124,271
Amortization of acquired technologies	4,368	4,368	8,737	8,737
Total cost of revenues	75,294	66,435	147,689	133,008
GROSS PROFIT	210,637	194,016	419,516	379,008
OPERATING EXPENSES:
Research and development	52,990	59,929	105,514	121,692
Selling and marketing	43,499	43,475	82,917	91,772
General and administrative	48,003	47,630	97,611	114,748
Amortization of intangible assets	18,512	18,512	37,024	37,024
Total operating expenses	163,004	169,546	323,066	365,236
OPERATING INCOME	47,633	24,470	96,450	13,772
INTEREST EXPENSE	(20,359)	(17,836)	(40,659)	(34,763)
INTEREST INCOME	743	1,220	1,685	3,168
OTHER INCOME (EXPENSE)—NET	2,567	(2,057)	6,533	(7,154)
PRETAX INCOME (LOSS)	30,584	5,797	64,009	(24,977)
INCOME TAX (PROVISION) BENEFIT	(9,797)	7,163	(27,805)	20,516
NET INCOME (LOSS) INCLUDING NON-CONTROLLING INTEREST	20,787	12,960	36,204	(4,461)
LESS: ACCRETION OF REDEEMABLE NON-CONTROLLING INTEREST	—	—	—	(1,276)
NET INCOME (LOSS) ATTRIBUTABLE TO CCC INTELLIGENT SOLUTIONS HOLDINGS INC. COMMON STOCKHOLDERS	$20,787	$12,960	$36,204	$(5,737)
Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$0.02	$0.06	$(0.01)
Diluted	$0.04	$0.02	$0.06	$(0.01)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	573,413,846	637,578,033	580,442,460	637,207,185
Diluted	584,920,956	660,622,703	596,340,210	637,207,185
COMPREHENSIVE INCOME (LOSS):
Net income (loss) including non-controlling interest	20,787	12,960	36,204	(4,461)
Other comprehensive income—Foreign currency translation adjustment	52	53	94	38
COMPREHENSIVE INCOME (LOSS) INCLUDING NON-CONTROLLING INTEREST	20,839	13,013	36,298	(4,423)
Less: accretion of redeemable non-controlling interest	—	—	—	(1,276)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CCC INTELLIGENT SOLUTIONS HOLDINGS INC. COMMON STOCKHOLDERS	$20,839	$13,013	$36,298	$(5,699)

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$36,204	$(4,461)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of software, equipment, and property	27,308	27,373
Amortization of intangible assets	45,761	45,761
Deferred income taxes	7,464	(20,516)
Stock-based compensation	62,258	107,023
Amortization of deferred financing fees	1,032	935
Amortization of discount on debt	72	82
Change in fair value of derivative instruments	(7,505)	8,381
Noncash interest expense	1,544	763
Changes in:
Accounts receivable—Net	(4,097)	(25,488)
Deferred contract costs	1,695	(785)
Other current assets	(4,197)	2,069
Deferred contract costs—Non-current	(519)	(1,589)
Other assets	(3,992)	(1,078)
Operating lease assets	1,093	1,328
Income taxes	18,516	(27,824)
Accounts payable	(10,790)	(823)
Accrued expenses	(3,725)	(9,231)
Operating lease liabilities	(1,893)	(2,307)
Deferred revenues	(5,841)	4,838
Other liabilities	(1,353)	(2,903)
Net cash provided by operating activities	159,035	101,548
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of software, equipment, and property	(35,002)	(30,549)
Acquisition of EvolutionIQ, Inc., net of cash acquired	—	(415,133)
Net cash used in investing activities	(35,002)	(445,682)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,868	1,934
Proceeds from employee stock purchase plan	1,284	1,650
Payments for employee taxes withheld upon vesting of equity awards	(17,961)	(44,352)
Repurchase of common stock	(100,166)	(172,495)
Proceeds from issuance of long-term debt	—	225,000
Payments of fees associated with the debt modification	—	(6,565)
Principal payments on long-term debt	(6,517)	(5,005)
Net cash (used in) provided by financing activities	(119,492)	167
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	124	37
NET CHANGE IN CASH AND CASH EQUIVALENTS	4,665	(343,930)
CASH AND CASH EQUIVALENTS:
Beginning of period	111,192	398,983
End of period	$115,857	$55,053
NONCASH INVESTING AND FINANCING ACTIVITIES:
Noncash purchases of software, equipment, and property	$2,633	$—
Stock issued related the acquisition of EvolutionIQ, Inc.	$—	$250,441
Issuance of promissory note to minority investor of redeemable preferred securities	$—	$22,955
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$38,080	$33,616
Cash paid for income taxes—Net	$1,824	$26,628

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(In thousands, except profit margin percentage data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in thousands, except percentages)	2026	2025	2026	2025
Gross Profit	$210,637	$194,016	$419,516	$379,008
Amortization of acquired technologies	4,368	4,368	8,737	8,737
Stock-based compensation and related employer payroll tax	2,267	4,137	4,649	7,238
Adjusted Gross Profit	$217,272	$202,521	$432,902	$394,983
Gross Profit Margin	74%	74%	74%	74%
Adjusted Gross Profit Margin	76%	78%	76%	77%

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2026	2025	2026	2025
Operating expenses	$163,004	$169,546	$323,066	$365,236
Amortization of intangible assets	(18,512)	(18,512)	(37,024)	(37,024)
Stock-based compensation expense and related employer payroll tax	(28,268)	(42,121)	(60,954)	(104,939)
M&A and integration costs	(507)	(348)	(507)	(7,967)
Equity transaction costs, including secondary offerings	—	(165)	—	(452)
Litigation proceeds, net	—	(125)	—	3,665
Debt refinancing costs	—	—	—	(3,119)
Adjusted Operating Expenses	$115,717	$108,275	$224,581	$215,400

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2026	2025	2026	2025
Operating income	$47,633	$24,470	$96,450	$13,772
Amortization of intangible assets	18,512	18,512	37,024	37,024
Amortization of acquired technologies—Cost of revenue	4,368	4,368	8,737	8,737
Stock-based compensation expense and related employer payroll tax	30,535	46,258	65,603	112,177
M&A and integration costs	507	348	507	7,967
Equity transaction costs, including secondary offerings	—	165	—	452
Litigation proceeds, net	—	125	—	(3,665)
Debt refinancing costs	—	—	—	3,119
Adjusted Operating Income	$101,555	$94,246	$208,321	$179,583

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands, except for EBITDA margin percentage data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2026	2025	2026	2025
Net income (loss)	$20,787	$12,960	$36,204	$(4,461)
Interest expense	20,359	17,836	40,659	34,763
Interest income	(743)	(1,220)	(1,685)	(3,168)
Income tax provision (benefit)	9,797	(7,163)	27,805	(20,516)
Amortization of intangible assets	18,512	18,512	37,024	37,024
Amortization of acquired technologies—Cost of revenue	4,368	4,368	8,737	8,737
Depreciation and amortization of software, equipment and property	2,001	2,231	4,020	4,495
Depreciation and amortization of software, equipment and property—Cost of revenue	11,913	11,548	23,288	22,878
Stock-based compensation expense and related employer payroll tax	30,535	46,258	65,603	112,177
M&A and integration costs	507	348	507	7,967
Litigation proceeds, net	—	125	—	(3,665)
Debt refinancing costs	—	—	—	3,119
Equity transaction costs, including secondary offerings	—	165	—	452
Change in fair value of derivative instruments	(3,110)	2,640	(7,505)	8,381
Expense (Income) from derivative instruments	552	(492)	1,021	(989)
Adjusted EBITDA	$115,478	$108,116	$235,678	$207,194
Adjusted EBITDA Margin	40%	42%	42%	40%

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2026	2025	2026	2025
Net income (loss)	$20,787	$12,960	$36,204	$(4,461)
Amortization of intangible assets	18,512	18,512	37,024	37,024
Amortization of acquired technologies—Cost of revenue	4,368	4,368	8,737	8,737
Stock-based compensation expense and related employer payroll tax	30,535	46,258	65,603	112,177
M&A and integration costs	507	348	507	7,967
Litigation proceeds, net	—	125	—	(3,665)
Debt refinancing costs	—	—	—	3,119
Equity transaction costs, including secondary offerings	—	165	—	452
Change in fair value of derivative instruments	(3,110)	2,640	(7,505)	8,381
Tax effect of adjustments	(10,319)	(26,521)	(12,481)	(56,394)
Adjusted Net Income	$61,280	$58,855	$128,089	$113,337
Adjusted Net Income Per Share attributable to common stockholders:
Basic	$0.11	$0.09	$0.22	$0.18
Diluted	$0.10	$0.09	$0.21	$0.17

Weighted average shares outstanding:
Basic	573,413,846	637,578,033	580,442,460	637,207,185
Diluted	584,920,956	660,622,703	596,340,210	666,130,181

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$101,574	$43,056	$159,035	$101,548
Purchases of software, equipment, and property	(19,126)	(15,703)	(35,002)	(30,549)
Free Cash Flow	$82,448	$27,353	$124,033	$70,999